Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Select Quality Municipal
Fund, Inc.
33-38726, 811-06240

An annual meeting of the
shareholders of
Nuveen Select Quality Municipal
Fund,
Inc. (the Fund) was held July 26,
2005.

The purpose of the meeting was to

1. elect nine (9) directors to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 31,362,535
Withhold 361,666

Lawrence H. Brown
For  31,382,972
Withhold 341,229

Jack B. Evans
For  31,366,614
Withhold  357,587

William C. Hunter
For 31,368,612
Withhold  355,589

David J. Kundert
For 31,373,193
Withhold  351,008

William J. Schneider, elected by Preferred
shareholders only
For 10,632
Withhold  39

Timothy R. Schwertfeger, elected by
 Preferred shareholders only
For 10,632
Withhold  39

Judith M. Stockdale
For 31,384,517
Withhold  339,684

Eugene S. Sunshine
For  31,375,432
Withhold  348,769

5. approve a new Investment
6.  Management Agreement .

The number of shares voted in the
affirmative:
31,015,979 and
the number of negative votes:
  282,118

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
under
Conformed Submission Type DEF
 14A, accession
number 0000950137-05-007655.